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                                                                   Exhibit 10.34




                            STOCK PURCHASE AGREEMENT

                                  by and among


                    UNITED PROJECTS SHIPPING & FINANCIAL INC.

                                    as Seller

                                       and

                          GENERAL MARITIME CORPORATION

                                  as Purchaser



                                  May 25, 2001




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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is dated as of
May 25, 2001, by and between General Maritime Ship Holdings Ltd, a Marshall Islands corporation (the "PURCHASER"), and United Projects Shipping & Financial Inc., a Liberian corporation (the "SELLER"). Purchaser and Seller are sometimes referred to herein collectively as the "PARTIES" and each individually as a "PARTY."

                                    RECITALS

A. Seller owns all of the issued and outstanding shares of capital stock of United Overseas Tankers Ltd., a Liberian corporation (the "COMPANY").

B. Purchaser desires to acquire all of the issued and outstanding capital stock of the Company, and Seller desires to sell the same, on the terms and conditions hereinafter contained.

            NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties, intending legally to be bound, agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

      1.01 "AFFILIATE" means, with respect to a specified Person, any other Person (i) which controls, is controlled by or is under common control with such specified Person.

      1.02 "AGREEMENT" means this Agreement and all Exhibits and Schedules annexed hereto, as the same may be amended, supplemented or modified from time to time.

      1.03 "BUSINESS" means the business of the Company as presently conducted, including, without limitation, technical management of vessels, including the purchasing, crewing, engineering, accounting, maintenance, and repair of vessels.

      1.04 "CUSTOMERS" has the meaning assigned to it in Section 4.10.

      1.05 "CLOSING" has the meaning assigned to it in Section 3.02.

      1.06 "CLOSING DATE" means the date on which the Recapitalization Closing Time (as defined in the Plan of Recapitalization) occurs.

      1.07 "CLOSING BALANCE SHEET" means the balance sheet of Company, prepared on the basis described in the Financial Statements, as of the Closing Date.

      1.08 "COMPANY" has the meaning assigned to it in Recital A.

      1.09 "COMPANY SHARES" has the meaning assigned to it in Section 4.01(b).

      1.10 "CONTRACTS" has the meaning assigned to it in Section 4.11(a).



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      1.11 "DISCLOSURE SCHEDULE" means the disclosure schedule accompanying this
Agreement which Seller has prepared.

      1.12 "DISPUTE NOTICE" has the meaning assigned to it in Section 2.02(e).

      1.13 "ENVIRONMENTAL CLAIM" means any claim, allegation, action, cause of action, investigation, removal, remedial activity, or notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company.

      1.14 "ENVIRONMENTAL LAW" means any Law of any Governmental Body of any country concerning the environment or human health, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment or human health and with protecting or improving the quality of the environment or human health and includes, but is not limited to, (a) the following U.S. Laws: the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990; (b) any similar Laws of any other country; and (c) and all rules, regulations, guidance, and directives promulgated under such Laws, each of the foregoing as amended or supplemented from time to time; and any and all treaties, conventions and environmental public and employee health and safety statutes.

      1.15 "ESTIMATED PURCHASE PRICE" means the sum of U.S.$6,000,000 plus Purchaser's good faith estimate of the amount of all of the Company's accounts receivable at the Closing Date and cash minus Purchaser's good faith estimate of the amount of all of the Company's accounts payable and other indebtedness at the Closing Date, which estimated amounts shall be reasonably acceptable to Seller.

      1.16 "FINANCIAL STATEMENTS" means (i) the balance sheets of the Company as of December 31, 1997 and December 31, 1998, and (ii) the statements of income of Seller for the two years ended December 31, 1998, prepared, in each case, in accordance with GAAP and on the basis described therein and attached hereto as
SCHEDULE 4.05(A).

      1.17 "GAAP" means generally accepted accounting principles of the United States.

      1.18 "GOVERNMENTAL BODY" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral body, in each case whether domestic or foreign.

      1.19 "HOLDBACK AMOUNT" has the meaning assigned to it in Section 2.02(a).

      1.20 "HOLDBACK PERCENTAGE" means 10%.



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      1.21 "INDEMNIFIED PARTY" has the meaning assigned to it in Section 7.05.

      1.22 "INDEMNIFYING PARTY" has the meaning assigned to it in Section 7.05.

      1.23 "INTELLECTUAL PROPERTY" means (a) patents and copyrights and applications for and licenses and permits concerning any of them; (b) databases, analytical tools, marketing reports, business plans, historical information and data, past reports, and information resources; and (c) trade secrets, inventions, know-how, customer lists, manuals, methodologies, all source and object codes, computer software and all other intellectual property rights and documents required for or incident to the Business, including, without limitation, all "proprietary information," as defined in Section 8.02(a), and all books and records incident thereto.

      1.24 "INTERIM BALANCE SHEET" means the balance sheet of Company, prepared in accordance with GAAP and on the basis described in the Financial Statements, as of March 31, 2001.

      1.25 "INTERIM FINANCIAL STATEMENTS" means (a) the Interim Balance Sheet and (b) the statement of income of the Company for the period commencing on January 1, 2001 and ending on March 31, 2001 and prepared, in each case, in accordance with GAAP and on the basis described in the Financial Statements and set forth in Section 4.05(b) of the Disclosure Schedule.

      1.26 "LAWS" means all applicable provisions of all constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances, codes or orders of any Governmental Body and of all orders, decisions, injunctions, judgments, awards and decrees or consents of or agreements with any Governmental Body.

      1.27 "LICENSES" has the meaning assigned to it in Section 4.22.

      1.28 "LIENS" means, with respect to any asset of any Person, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

      1.29 "LOSSES" has the meaning assigned to it in Section 7.02.

      1.30 "MATERIAL ADVERSE EFFECT" has the meaning assigned to it in Section 4.07.

      1.31 "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, and any other chemicals, pollutants or substances regulated under any Environmental Law.

      1.32 "PARTIES" has the meaning assigned to it in the preamble.

      1.33 "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, governmental body or authority or any other entity.

      1.34 "PURCHASE PRICE" has the meaning assigned to it in Section 2.02(b).



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      1.35 "PURCHASER" has the meaning assigned to it in the preamble.

      1.36 "PURCHASER INDEMNIFIED PARTIES" has the meaning assigned to it in
Section 7.02.

      1.37 "PURCHASER'S POST-CLOSING STATEMENT" has the meaning assigned to it in Section 2.02(b).

      1.38 "REAL PROPERTY LEASE" has the meaning assigned to it in Section 4.17(a).

      1.39 "RECORDS" has the meaning assigned to it in Section 6.01.

      1.40 "RETURNS" has the meaning assigned to it in Section 4.23(a).

      1.41 "SELLER" has the meaning assigned to it in the preamble.

      1.42 "SELLER INDEMNIFIED PARTY" has the meaning assigned to it in Section 7.03.

      1.43 "TAX" or "TAXES" means taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any taxing authority of any Governmental Body, including
(a) income, franchise, profits, gross receipts, AD VALOREM, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (b) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

2. PURCHASE AND SALE OF COMPANY SHARES.

      2.01 PURCHASE AND SALE. Subject to and upon the terms and conditions hereinafter set forth, at the Closing, and in reliance upon the representations and warranties contained in this Agreement or made pursuant hereto, Seller hereby agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the Company Shares owned by Seller free and clear of all Liens.

      2.02 CALCULATION AND ISSUANCE OF CONSIDERATION.

            (a) ESTIMATED PURCHASE PRICE. In consideration of the aforesaid sale, assignment, transfer and delivery of all Company Shares outstanding at the Closing Date, the Purchaser shall, subject to the terms and conditions hereof, pay to Seller at the Closing the Estimated Purchase Price less an amount equal to the Holdback Percentage multiplied by the Estimated Purchase Price (the "HOLDBACK AMOUNT"). To the extent that the Holdback Amount, as the same may be adjusted under this Section 2.02(a), is not subject to an indemnification claim against Seller under Section
      7.02 twelve months after the Closing, Purchaser shall pay the Holdback Amount to Seller. Purchaser shall pay to Seller such portion of the Holdback Amount that is subject to such an indemnification claim to Seller to the extent Purchaser and Seller or a court of competent jurisdiction finally resolves such claim in favor of Seller without the possibility of appeal.



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            (b) PURCHASE PRICE. The final purchase Price for the Company Shares hereunder (the "Purchase Price") shall be equal to U.S.$6,000,000 plus the amount of all of the Company's accounts receivable and cash minus the amount of all of the Company's accounts payable and other indebtedness at the Closing Date as set forth on the Closing Balance Sheet. For purposes hereof, the terms "accounts receivable," "accounts payable," "indebtedness," and "cash" shall have the meanings ascribed to such terms under GAAP.

            (c) PREPARATION OF POST-CLOSING STATEMENT. The Purchaser shall, as soon as reasonably practicable, but in no event later than 45 days after the Closing Date, deliver to Seller a statement setting forth the Purchaser's calculation of (i) the Closing Balance Sheet, (ii) the Purchase Price (calculated based on the Closing Balance Sheet and the Closing Income Statement pursuant to the formula set forth in Section 2.02(b), and (iii) the amount of money to be transferred from Purchaser to Seller or vice versa pursuant to Section 2.02(d), if any (the "PURCHASER'S POST-CLOSING Statement"). The Closing Balance Sheet and Closing Income Statement shall each be prepared on the basis described in the Financial Statements consistent with the accounting practices of Seller reflected on the Interim Balance Sheet. Seller shall cooperate with the Purchaser in the preparation of the Closing Balance Sheet and Closing Income Statement, which shall include providing information and other materials that are reasonably requested by the Purchaser in connection therewith. Purchaser, upon reasonable advance written notice by Seller, shall provide Seller with access to the books, records and work papers of Purchaser relating to Purchaser's Post-Closing Statement.

            (d) RECONCILIATION. If the difference of the Purchase Price minus the Estimated Purchase Price is positive, Purchaser shall pay such difference minus an amount equal to the Holdback Percentage multiplied by such difference to Seller within five days after the date such amount is finalized pursuant to this Section 2.02, and the Holdback Amount shall be increased by the product of the Holdback Percentage multiplied by such difference. If such difference is negative, Seller shall refund such difference minus an amount equal to the Holdback Percentage multiplied by such difference to Purchaser within five days of the date such amount is finalized pursuant to this Section 2.02, and the Holdback Amount shall be decreased by the product of the Holdback Percentage multiplied by such difference.

            (e) REVIEW BY SELLER; DISPUTES. If Seller disagree with any matter set forth in the Purchaser's Post-Closing Statement in any respect, Seller shall provide the Purchaser with notice of such disagreement setting forth in reasonable detail the nature and basis of such disagreement, and Seller's proposed adjustment(s) (a "DISPUTE NOTICE") within 20 days after the Seller's receipt thereof. If the Purchaser does not receive a Dispute Notice within such 20-day period, Seller shall be deemed to have agreed with the matters set forth in the Purchaser's Post-Closing Statement, including, without limitation, the determination of the Reconciliation Number set forth therein. If Seller timely provides a Dispute Notice to the Purchaser, the representatives of Seller and Purchaser shall meet promptly and attempt in good faith to resolve any differences. If Purchaser and Seller cannot mutually resolve such disagreement within 10 days after the date of Seller's Dispute Notice, such dispute promptly shall be submitted for resolution to a recognized



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      and reputable certified public accounting firm that is mutually acceptable to the Purchaser and Seller. If Seller and the Purchaser cannot agree upon a mutually acceptable public accounting firm, the New York City office of the American Arbitration Association shall choose a recognized and reputable U.S. certified public accounting firm having an office in the Hellenic Republic. Such accounting firm promptly shall resolve the matters that are in disagreement among the Parties with respect to the Purchaser's Post-Closing Statement as set forth in the Dispute Notice in accordance with the terms of this Agreement, and promptly shall deliver its determination in writing to Purchaser and Seller. The fees and expenses of such accounting firm shall be borne by the Purchaser and Seller pro rata based on the difference between the adjustment that is awarded by such accounting firm from the adjustment set forth in the Purchaser's Post-Closing Statement as to the portion to be borne by the Purchaser and the difference between the adjustment that is awarded by such accounting firm from the adjustment set forth in the Dispute Notice as to the portion to be borne by Seller. The determination of such accounting firm shall be final and binding upon Purchaser and Seller.

3. CLOSING.

      3.01 DATE AND LOCATION. The consummation of the purchase and sale of the Company Shares (the "CLOSING") shall be held on the Closing Date, effective at 5:00 p.m. Eastern Standard Time on such Closing Date, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022.

      3.02 CLOSING DELIVERIES. On the Closing Date (a) the Purchaser pay to Seller the Estimated Purchase Price less the Holdback Amount and (b) Seller shall deliver to the Purchaser (i) the certificates representing all the Company Shares accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, (ii) an estimated Closing Balance Sheet, and (iii) all other documents, agreements and instruments then required to be delivered by Seller pursuant to Section 2.01 or 3.03.

      3.03 FURTHER ASSURANCES. Seller agrees to execute and deliver, and to cause the Company to execute and deliver, such additional documents and instruments, and to perform such additional acts, as Purchaser may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the transactions contemplated hereby and to effectuate the intent and purposes hereof.

      3.04 METHOD OF PAYMENT. Payments of any amounts of the Estimated Purchase Price, the Purchase Price, or any adjustments thereof shall be made by wire transfer to the account of the payee in accordance with wire transfer instructions provided by the payee to the payor in writing not later than two business days prior to the date such payment is to be made.

4. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to the Purchaser as follows:

      4.01 ORGANIZATION AND QUALIFICATION; OWNERSHIP.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Republic of Liberia and has all requisite power and



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      authority to conduct the Business and to own and lease its property and assets. The Company is qualified to do business as a foreign corporation and is in good standing in the Hellenic Republic and in other each jurisdiction in which the ownership of property or the conduct of the Business requires such qualification, except for such jurisdictions in which the failure to be so qualified is not reasonable likely to have, individually or in the aggregate, a Material Adverse Effect. Section 4.01(a) of the Disclosure Schedule sets forth a true, correct and complete list of each jurisdiction in which the Company is duly qualified and in good standing to conduct business. The Company has established (under Greek Law 89/1967, as amended) an office in the Hellenic Republic which is qualified to transact the business specified in the relevant license (no. 3122.1/3427/23753/2.2.2000) (the "LAW 89 LICENSE") which is in full force and effect, and the terms of which have been fully complied with. The Company has delivered to Purchaser or its counsel complete and correct copies of the charter and by-laws of the Company, in each case as amended to the date of this Agreement.

            (b) The aggregate number of shares of authorized stock in the Company is five hundred (500) shares of registered and/or bearer shares of stock with no par value, all of which are issued and outstanding (the "COMPANY SHARES"). Seller owns, beneficially and of record, and has good, valid and marketable title to and the right to transfer to the Purchaser, all of the Company Shares, free and clear of any and all Encumbrances. At the Closing, Seller will convey ownership of the Company Shares, and after giving effect to the transactions contemplated herein, Purchaser will own, and have good, valid, and marketable title to all of the issued and outstanding shares of capital stock of the Company, free and clear of any and all Liens. No Person other than Purchaser has any written or oral agreement, arrangement or understanding or option to or any right or privilege (whether by law, preemption, or contract) that is an agreement, arrangement, understanding, or option for the purchase or acquisition from Seller of any shares of capital stock or other securities of the Company.

            (c) There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities, contracts, arrangements, understanding or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, registration rights agreements, or rights of first refusal pertaining to the Company's capital stock. None of the issued and outstanding shares of capital stock of the Company has been issued in violation of any rights of any Person or in violation of the registration requirements of the laws of any country or political subdivision thereof.

            (d) The Company does not own of record or beneficially, and is not committed to purchase or otherwise acquire, any shares of capital stock or other comparable equity interest of any Person.



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      4.02 AUTHORIZATION. Seller has all requisite legal power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by the Purchaser) constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws of general applicability affecting the rights of creditors and by general equitable principles.

      4.03 NO VIOLATIONS OR CONFLICTS. The execution, delivery and performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby do not and will not (with the giving of notice or the passage of time or both) (a) violate any provision of the Company's governing documents, (b) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond, contract, agreement, instrument or other obligation to which the Company or Seller or by which any of their respective assets are bound, (c) violate any Law, writ, judgment, injunction, court decree, license or permit to which the Company or Seller or any of their respective assets are subject, or (d) otherwise result in the creation of any Lien; except, as to clause (b) only, any violation, breach, default or event of default that will not have a Material Adverse Effect.

      4.04 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body or any other Person is required to be made or obtained by the Company or the Seller in connection with the execution, delivery and performance of this Agreement.

      4.05 FINANCIAL STATEMENTS. Seller has previously delivered to Purchaser the Financial Statements and the Interim Financial Statements, which Financial Statements are set forth in Section 4.05(a) of the Disclosure Schedule and which Interim Financial Statements are set forth in Section 4.05(b) of the Disclosure Schedule. The Financial Statements and the Interim Financial Statements have been prepared on the basis described in the Financial Statements and fairly present, in all material respects, the financial position and results of operations of the Company as of the dates and for the periods presented therein, applied on a consistent basis during the periods concerned except as otherwise noted therein. Seller has previously delivered to the Purchaser the Interim Balance Sheet, a copy of which is set forth in Section 4.05(c) of the Disclosure Schedule. The Interim Balance Sheet has been prepared on the basis described in the Financial Statements and fairly presents, in all material respects, the financial position of the Company as of the date thereof.

      4.06 NO UNDISCLOSED LIABILITIES. Since December 31, 2000, the Company has incurred no debts, Taxes, liabilities, civil penalties, claims or obligations (whether absolute, accrued, contingent or otherwise), except such liabilities which were incurred in the ordinary course of business consistent with past practice.

      4.07 ABSENCE OF CERTAIN CHANGES. Since December 31, 2000, the Company has not (a) suffered any change in its business, operations, condition (financial or otherwise) or prospects, except such changes which, in the aggregate, have not had and are not reasonably likely to have a material adverse effect on the Company's business, operations, condition (financial or otherwise), or prospects (a "MATERIAL ADVERSE EFFECT"), (b) incurred any long-term



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indebtedness for borrowed money or guaranteed, assumed or endorsed the obligations of any other Person, (c) except in the ordinary course of business, sold, transferred or otherwise disposed of any assets which in the aggregate exceeded U.S.$20,000, or (d) materially increased the compensation or benefits payable to its employees or independent contractors.

      4.08 RECEIVABLES AND PAYABLES. The Company has no receivables other than receivables from affiliates of Purchaser and all such receivables were incurred in the ordinary course of business. There have been no material changes in the information on such schedule since such date. All of the accounts and notes receivable and trade notes and trade accounts owing to the Company constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business and are collectible in full. All accounts payable and notes payable by the Company arose in bona fide transactions in the ordinary course of business.

      4.09 CONDUCT OF BUSINESS. Since December 27, 1999, the Company has conducted its operations and affairs only according to its ordinary and usual course of business, consistent in all material respects with past practice. No part of the Company's business is operated by any Person other than the Company.

      4.10 CUSTOMERS; CUSTOMER RELATIONS. Section 4.10 of the Disclosure Schedule contains a true, complete and correct listing of all Persons for whom the Company has performed services since December 27, 1999 (the "CUSTOMERS"), together with a description in reasonable detail of the material terms of all their respective oral contracts with the Company, and a true, complete and correct listing of all their respective written contracts with the Company (complete copies of which have been provided to the Purchaser). The Company has not granted, or agreed to grant, any rebates, concessions, discounts or allowances with respect to any such contracts. None of the amounts payable to the Company under such contracts is subject to any counterclaim, set-off or other defense. Seller has no reasonable basis to believe that as of the Closing Date the relationships between the Company and the Customers are not amicable. The Company has not received any written notice or other written or (to the knowledge of Seller) oral statement from any of the Customers which could reasonably lead the Company or Seller to believe that any of the Customers intends to materially and substantially reduce or terminate its relationship with the Company, or engaged in any material renegotiation of the terms of any contract between the Company and any of the Customers. No client investigation or examination of any account receivable or performance of the Company is currently being conducted by any Person who at any time has been a client of the Company and, to the knowledge of Seller, no such investigation or examination has been threatened. The Company has not pre-billed any fees for which it has not yet performed the billed work.

      4.11 CONTRACTS AND COMMITMENTS.

            (a) Section 4.11(a) of the Disclosure Schedule sets forth a true, complete and correct list and description of all agreements, to which, as of the Closing Date, the Company is a party or by which the Company is bound and which are material to the Business (being collectively referred to as the "CONTRACTS"). The Contracts are in full force and effect and are, to the knowledge of Seller, valid and enforceable in accordance with their respective terms against the parties thereto. The Company is not in default or breach of any of the Contracts and, to the knowledge of Seller, no other party to any of the Contracts is in default or breach thereof. Seller has delivered to the Purchaser a true, complete and correct copy of each Contract. The Company has not assigned, delegated or otherwise transferred any of its rights or obligations with respect to any Contract.

            (b) There are no Contracts restricting the ability of the Company or any other Person to engage in any business in any place or to solicit clients or solicit Persons for employment or as independent contractors.

      4.12 LITIGATION. There is no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding (including any Environmental Claim) pending, or to the knowledge of Seller, threatened, against the Company or its assets in any court, before any arbitral tribunal, or by or before any Governmental Body.

      4.13 ENVIRONMENTAL MATTERS

            (a) The operations and properties of the Company are in compliance with applicable Environmental Laws (as hereinafter defined), which compliance includes the possession by the Company of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

            (b) There are no Environmental Claims pending or, to Seller's knowledge, threatened in writing against the Company or any person or entity whose liability for any Environmental Claim that the Company has retained or assumed.

            (c) There are no past or present actions, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that are reasonably likely to form the basis of any Environmental Claim against the Company or any Person whose liability for any Environmental Claim that the Company has retained or assumed.

      4.14 INTELLECTUAL PROPERTY. There is no Intellectual Property which is material to the Business.

      4.15 SOFTWARE. All software and software products owned or licensed by the Company are commercially available, off-the-shelf software products.

      4.16 COMPLIANCE WITH LAWS. The Company is in compliance with, and the Business has been operated in compliance with, its organizational documents and, in all material respects, with all Laws, including, without limitation, all Environmental Laws.

      4.17 PROPERTIES.

            (a) REAL PROPERTY. The Company owns no real property. Section 4.17(a) of the Disclosure Schedule sets forth a true, complete and correct list of all real property and interest in real property leased by the Company (individually, a "REAL PROPERTY LEASE"). The Company has good and marketable title to the leasehold estates in all Real Property

      Leases in each case free and clear of all Liens of any nature whatsoever. None of the Real Property Leases is subject to any lease, sublease, license or other agreement granting any other Person any right to the use, occupancy or enjoyment of the Real Property Leases or any part thereof. Each of the Real Property Leases is valid and enforceable in accordance with its terms, and there is no default under any Real Property Lease either by the Company or, to the knowledge of Seller, any other party thereto, and no event has occurred that (with the lapse of time or the giving of notice or both) would constitute a default thereunder, except as described in Section 4.17(a) of the Disclosure Schedule. Each of the Real Property Leases, upon the consummation of the transactions contemplated hereby, will continue to entitle the Company to the use, occupancy and possession of the real property specified in such Real Property Lease. Seller has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters thereto.

            (b) TANGIBLE PERSONAL PROPERTY. There are no leases of personal property used by the Company in the conduct of the Business or by which the Company or any of its assets is bound.

            (c) CONDITION AND SUFFICIENCY OF ASSETS. The properties and assets, including the equipment, supplies and other consumables, owned, leased or used by the Company in the conduct or operation of its businesses are in good operating condition and repair, are suitable for the purposes for which they are used, are adequate for the conduct of the business of the Company in substantially the manner currently conducted and are directly related to the Business. The Company is the sole owner of all properties and assets, utilized in the conduct or operation of the Business except for properties and assets leased or licensed to the Company pursuant to Contracts listed in Section 4.11(a) of the Disclosure Schedule.

      4.18 SOCIAL SECURITY AND EMPLOYEE BENEFIT PLANS. The Company has no benefit plans (pension, medical, etc.) with respect to the Company's employees or any other Person other than as required by Law. All contributions, premiums, fees etc. due by the Company either for its own account or for the account of any other Person (after withholding or in any similar way) in respect of such benefit plans have been paid in full. All relevant filings, reports etc. have been duly submitted to the competent organizations or entities. There are no pending claims of any organization or other entity with respect to the Company or its assets with reference to the above obligations, nor any default in the Company's performance or payment of the above described obligations.

      4.19 INSURANCE. Section 4.19 of the Disclosure Schedule sets forth a true, complete and correct list, and a summary description of the coverage provided thereby, of all liability insurance policies maintained by the Company or any other Person with respect to the Company or the its assets as of the date of this Agreement. All of such policies are in full force and effect. As of the date of this Agreement, all premiums due on such insurance policies on or prior to the date hereof have been paid. There are no pending claims with respect to the Company or its assets under any such insurance policies and there are no claims as to which the insurers have notified any the Company of their intention to deny liability. There is no existing default under any such insurance policies.

      4.20 RECORDS. The books of account and minute books of the Company are complete and correct in all material respects and there have been no transactions involving the business of the Company which were required to have been set forth therein and which have not been accurately so set forth to the knowledge of the Seller.

      4.21 Employees and Independent Contractors

            (a) Section 4.21 of the Disclosure Schedule sets forth a true, complete and correct list of all employees of the Company as of the date hereof and, with respect to each such employee, the total compensation (including, without limitation, salary, bonuses and incentive compensation) received by such employee in the immediately preceding fiscal year of the Company, such employee's current compensation, such employee's current title and the number of years of continuous service of such employee and the period of service with the Company.

            (b) The Company is in compliance with all applicable Laws, agreements and contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and leased employees of the Company including all such Laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms required by any relevant Governmental Body. The Company is not engaged in any unfair labor practice.

            (c) The Company is party to no collective bargaining agreement with respect to the Business except as may be required by Law.

            (d) No strike, slowdown or work stoppage has occurred or, to the Seller's knowledge, been threatened with respect to the employees of the Company, nor has any such strike, slowdown or work stoppage occurred or, to the knowledge of Seller, been threatened since December 27, 1999.

            (e) There is no representation claim or petition pending before any labor agency of any Governmental Body of which the Company has been notified in writing or (to the knowledge of Seller) orally and, to the knowledge of Seller, no question concerning representation has been raised or threatened respecting the employees of the Company.

            (f) No written or (to the knowledge of Seller) oral notice has been received by the Company of any complaint filed against the Company claiming that the Company has violated any applicable employment standards, human rights or other labor legislation or any complaints or proceedings of any kind involving the Company or, to the knowledge of Seller, against any of the employees of the Company or threatened to be filed against the Company before any labor agency of any Governmental Body. No notice has been received by the Company of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of the Company, and no such investigation is in progress.

            (g) There are no outstanding orders or charges against the Company under any occupational health or safety legislation and, to the knowledge of Seller, none have been threatened in writing or (to Seller's knowledge) orally. There are no material levies, assessments and penalties made against the Company pursuant to all applicable workers compensation legislation. There have been no material levies, assessments or penalties against the Company pursuant to any applicable workers compensation legislation since the date of the Interim Balance Sheet.

            (h) Neither the Company nor Seller has made any statements or representations or distributed any written material to any employees of the Company regarding continued employment subsequent to the Closing Date.

      4.22 LICENSES AND PERMITS. Section 4.22 of the Disclosure Schedule sets forth a true, complete and correct list of all approvals, permits, certificates, qualifications, authorizations, licenses, franchises, consents, orders and registrations of all Governmental Authorities or any other Person (collectively, "LICENSES") which are currently in effect with respect to the Company and its employees, and no other Licenses are necessary for the Company to conduct the Business. There are no proceedings pending, or to the knowledge of Seller, threatened, which could reasonably be expected to result in the revocation, cancellation, suspension or modification of any such License.

      4.23 TAXES.

            (a) The Company has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("RETURNS") required to be filed by it (taking into account any extension of time to file granted to or on the account of the Company). The information on such Returns is complete and accurate in all material respects. The Company has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon any assets of the Company.

            (b) No unpaid (or unreserved on the basis described in the Financial Statements applied on a consistent basis) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other Governmental Body with respect to the Company for any taxable period that includes or ends prior to the Closing Date and there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company. The Company has not requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to the Company. To the knowledge of Seller, no claim has ever been made by a taxing authority in a jurisdiction where the Company does not currently file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

            (c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

      4.24 PREPAID EXPENSES. All prepaid expenses of the Company have been incurred in the ordinary course of business, and the Company will receive the full value of such prepaid expenses as reflected on the books and records of the Company in appropriate goods or services from each recipient of such prepaid expenses.

      4.25 BROKERS AND FINDERS. No broker or finder has acted for Seller in connection with this Agreement or the transactions contemplated hereunder and no broker or finder retained by Seller is entitled to any brokerage or finder's fee with respect to this Agreement or such transactions.

5. PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser represents and warrants to Seller as follows:

      5.01 ORGANIZATION AND QUALIFICATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the Marshall Islands and has all requisite power and authority to conduct its business as presently conducted and to own and lease its property and assets.

      5.02 AUTHORIZATION. The Purchaser has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each the Purchaser and (assuming due authorization, execution and delivery by Seller) constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws of general applicability affecting the rights of creditors and by general equitable principles.

      5.03 NO VIOLATIONS OR CONFLICTS. The execution, delivery and performance by the Purchaser of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, does not and will not (with the giving of notice or the passage of time or both) (i) violate any provision of its governing documents, (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond, contract, license, agreement, permit, instrument or other obligation to which it is a party or by which any of its assets is bound, or (iii) violate any Law, writ, judgment, injunction or court decree to which the Purchaser is subject.

      5.04 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body or any other Person is required to be made or obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement and the Assumption Agreement.

      5.05 BROKERS AND FINDERS. No broker or finder has acted for the Purchaser in connection with this Agreement or the transactions contemplated hereunder and no broker or finder retained by the Purchaser is entitled to any brokerage or finder's fee with respect to this Agreement or such transactions.

6. COVENANTS.

      6.01 CONDUCT OF BUSINESS. From the date hereof until the Closing, Seller will ensure that the Company does not do any of the following without the prior written consent of Purchaser:

            (a) amend or otherwise modify its constituting documents or by-laws (or similar organizational documents);

            (b) issue or sell or authorize for issuance or sale, or grant any options or make other agreements, arrangements, or understandings for the purchase or acquisition or the option for the purchase or acquisition of, any Company Shares or any other of its securities, or alter any term of any of its outstanding securities;

            (c) mortgage, pledge or grant any security interest in any of its assets;

            (d) declare, set aside, make or pay any dividend or other distribution to Seller;

            (e) redeem, purchase or otherwise acquire, directly or indirectly, any Company Shares;

            (f) apply for any modification of the Law 89 License or fail to abide by the requirements of the Law 89 License;

            (g) terminate or modify any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms and terminations or modifications that have not had and would not reasonably be likely in the aggregate to have a Material Adverse Effect;

            (h) incur or assume any indebtedness for borrowed money or guarantee any obligation or the net worth of any Person in excess of the limits existing under Seller's existing credit facilities, except for endorsements of negotiable instruments for collection in the ordinary course of business;

            (i) discharge or satisfy any Lien other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

            (j) pay any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice;

            (k) except as expressly permitted in this Section 6.01, sell, transfer, lease to others or otherwise dispose of any of its properties or assets;

            (l) cancel, waive or compromise any material debt or claim;

            (m) make any loan or advance to any Person other than advances to contractors and travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

            (n) make any capital expenditures or capital additions or betterments, except as contemplated in capital budgets in effect on the date of this Agreement and which have previously been delivered to Purchaser;

            (o) change its method of accounting or its accounting principles or practices, including any policies or practices with respect to the establishment of reserves for work-in-process, inventory and accounts receivable, utilized in the preparation of the Financial Statements;

            (p) institute or settle any litigation or any legal, administrative or arbitration action or proceeding before any court or Governmental Body relating to it or its property;

            (q) enter into any agreements, commitments or contracts for any real property leases;

            (r) enter into other agreements, commitments or contracts, except agreements, commitments or contracts made in the ordinary course of business consistent with past practice; or

            (s) enter into any commitment to do any of the foregoing.

      6.02 NO SOLICITATION OF ALTERNATIVE TRANSACTION. Seller shall not, directly or indirectly, solicit or entertain offers from, negotiate with, provide any nonpublic information to, enter into any agreement with, or in any manner encourage, discuss, accept, or consider any proposal of, any third party relating to the acquisition of the Company, its assets or business, in whole or in part, whether through a tender offer (including a self tender offer), exchange offer, merger, consolidation, sale of substantial assets or a significant amount of assets, sale of securities, liquidation, dissolution, or similar transactions involving the Company (collectively, "ACQUISITION PROPOSALS"). Seller shall promptly inform the Purchaser of any inquiry (including the terms thereof and the identity of the third party making such inquiry) which it may receive in respect of an Acquisition Proposal and furnish to the Purchaser a copy of any such written inquiry.

7. INDEMNIFICATION

      7.01 SURVIVAL. The representations and warranties of Seller in Section
4.01 shall survive the Closing Date indefinitely. The representations and warranties of Seller in Section 4.23 shall survive the Closing Date until 30 days after the expiration of the applicable statute of limitations. All other representations and warranties of the Parties contained herein, or in any signed writing delivered pursuant hereto or in connection herewith shall survive the Closing Date for two years beginning on the Closing Date. The covenants of the Parties contained herein, or in any signed writing delivered pursuant hereto or in connection herewith, shall survive the Closing Date indefinitely.

      7.02 INDEMNIFICATION BY SELLER. Seller shall indemnify Purchaser and its officers, directors, employees, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, "PURCHASER INDEMNIFIED PARTIES") against and hold them harmless from any and all damages, claims, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) (each a "LOSS", and collectively, "LOSSES") incurred or suffered by any Purchaser Indemnified Party arising out of or relating to any breach by Seller of any representation, warranty, covenant or other agreement of Seller contained herein. The Purchaser may, at its option, offset against any payments due to Seller pursuant to this Agreement any amounts owed by Seller to the Purchaser pursuant to this Section 7.02.

      7.03 INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify Seller and its successors and heirs (collectively, the "SELLER INDEMNIFIED PARTIES") against and hold them harmless from any and all Losses incurred or suffered by any Seller Indemnified Party arising out of or relating to any breach of any representation, warranty, covenant or other agreement of the Purchaser contained herein.

      7.04 LIMITATIONS ON INDEMNIFICATION; TREATMENT OF HOLDBACK AMOUNT. No Party's indemnification obligations hereunder shall exceed the Purchase Price with respect to indemnification claims pursuant to Sections 7.02 or 7.03. In satisfaction of Seller's indemnification obligations, Purchaser shall first be entitled to reduce the Holdback Amount by the amount of the applicable Loss until the Holdback Amount equals zero. To the extent such reduction in the Holdback Amount does not fully offset the Loss, or if the Holdback Amount has already been paid to Seller, Seller shall pay to Purchaser the remainder of the Loss in cash, subject to the limitation in the first sentence of this Section
7.04. This Section 7.04 shall constitute Purchaser's sole remedy for the breach of any representation or warranty made by Seller in this Agreement.

      7.05 INDEMNIFICATION; NOTICE AND SETTLEMENTS. For the purposes of this
Section 7.05, the party seeking indemnification shall be known as the "INDEMNIFIED PARTY" and the party from whom indemnification is sought shall be known as the "INDEMNIFYING PARTY". As soon as reasonably practicable after the receipt by an Indemnified Party of notice of any Loss in respect of which an Indemnifying Party may be liable under Section 7.02, or 7.03, the Indemnified Party shall give notice thereof to the Indemnifying Party, setting forth in reasonable detail the facts and circumstances pertaining thereto; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, unless and to the extent such failure shall prejudice in any significant respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense, provided that the selection of counsel is approved by the Indemnified Party (which approval will not be unreasonably withheld). If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within twenty (20) days after it receives such notice pursuant to the second sentence of this Section 7.05, the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have otherwise mutually agreed in writing to the retention of such counsel or (ii) the Indemnified Party concludes, based on advice of counsel, that representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict, provided that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm, as applicable, plus local counsel as required for the Indemnified Party. An Indemnifying Party shall not be liable under Section 7.02, or 7.03 for any settlement effected without its written consent, which consent will not be unreasonably withheld, of any claim, action or proceeding in respect of which indemnity may be sought hereunder. An Indemnifying Party shall not, without the consent of the Indemnified Party, settle any claim, action or proceeding in which indemnity may be sought hereunder unless such settlement involves only the payment of money damages by the Indemnifying Party and no admission of wrongdoing or other relief and includes a complete release of all Indemnified Parties.

      7.06 TAX-RELATED ADJUSTMENTS TO INDEMNITY PAYMENTS. Indemnity payments made pursuant to Section 7.02 or 7.03 shall be increased by any Tax cost incurred as a result of the receipt of such payment and shall be decreased by any Tax benefit (for example, increased basis in an asset or a deduction available in a future year) received as a result of the Loss giving rise to such payment (taking into account the time value of money).

      7.07 INSURANCE PAYMENTS. For purposes of this Section 7, the amount of any Loss of any Indemnified Party shall be reduced by the amount of any insurance proceeds received by such Indemnified Party as compensation for such Loss. Notwithstanding the foregoing, no Indemnified Party shall have any obligation to submit any claim to any of such Indemnified Party's insurance providers.

8. CERTAIN RESTRICTIVE COVENANTS.

      8.01 CERTAIN ACKNOWLEDGEMENTS. The Purchaser and Seller acknowledge and agree that:

            (a) Seller has owned and controlled the Company and Seller has knowledge, information, contacts and client relationships which are essential to the Business;

            (b) The Purchaser and Seller have determined that it is essential to realizing the value of the Company and the Business acquired pursuant to this Agreement by purchase of the Company Shares that the Purchaser obtain the agreement of Seller set forth in this Section 8 including undertakings of Seller to protect certain proprietary information and not to engage in certain competitive activities or the solicitation of certain employees, contractors or customers, and as to certain other matters, all as hereinafter provided in this Section 8 and therefore the Purchaser has required that the covenants and agreements hereinafter set forth be delivered in this Agreement and Seller has agreed to do so, as a condition to the Purchaser's willingness to enter into the transactions contemplated by this Agreement; and

            (c) Seller acknowledges and agrees that it is fair, reasonable and necessary for the protection of the value of the business, operations, prestige, reputation and goodwill of the Company and the Business by purchase of the Company Shares to be sold by Seller and purchased by Purchaser hereunder that Seller make the agreements and covenants contained in this Section 8.

      8.02 PROPRIETARY INFORMATION, CONFIDENTIAL RECORDS, INTELLECTUAL PROPERTY RIGHTS.

            (a) PROPRIETARY INFORMATION. Seller acknowledges that in connection with its control of the Company to date, of necessity he or she has regularly developed and had access to, and use of, proprietary information and confidential records (as each such term is defined below). Seller covenants that he, she or it shall not at any time hereafter, directly or indirectly, use for his, hers or its own purpose or for the benefit of any Person other than the Purchaser at the Purchaser's request, or disclose, any proprietary information to any Person, unless such disclosure has been authorized in writing by the Purchaser. For purposes of this Agreement, the term "PROPRIETARY INFORMATION" shall include, but is not limited to:
      (i) the name and address of any client, customer, vendor or Affiliate of the Company and any information concerning any transactions or relations between any such client, customer or vendor of the Company with the Company or any of its shareholders, directors, officers, principals or agents; (ii) any information concerning any product, technology or procedure employed by the Company but not generally known to its clients, customers, vendors or competitors, or under development by or being tested by the Company but not at the time offered generally to customers or vendors; (iii) any information relating to computer software or systems used by the Company or the Company's pricing or marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, borrowing arrangements or business plans; (iv) any information which is generally regarded as confidential or proprietary in any line of business engaged in by the Company; (v) any business plans, budgets, advertising or marketing plans; (vi) any information contained in any written or oral policies and procedures or employee manuals of the Company; (vii) any information belonging to customers, vendors or Affiliates of the Company or any other Person which the Company has agreed to hold in confidence; (viii) any inventions, innovations or improvements of the Company; and (ix) all written, graphic and other material relating to any of the foregoing. Information that is not novel or copyrighted or patented may nonetheless be proprietary information. The term "proprietary information" shall not include information generally available to and known by the public but shall include information which becomes public as a result of a breach of an obligation of confidentiality by Seller or any Seller's Affiliate.

            (b) CONFIDENTIALITY AND SURRENDER OF RECORDS. Seller shall not at any time directly or indirectly publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any Person. Seller shall not retain any confidential records of the Company and Seller shall promptly deliver to the Purchaser any of the same upon the Closing. For purposes hereof, "confidential records" means all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape, or electronic or other media or equipment of any kind relating to the Company or the Business which now or hereafter may be in Seller's possession or under any of their control or accessible to any of them which contain any proprietary information. All confidential records shall be and remain the sole property of the Company from and after the Closing.

            (c) INTELLECTUAL PROPERTY. All Intellectual Property relating to the Company or the Business or any of its methods of operations (including policies, procedures, products, improvements, software, ideas and discoveries) conceived or made by Seller, either alone or jointly with others, shall upon the Closing belong to the Company. Seller will promptly perform all actions reasonably requested by the Purchaser to establish and confirm such ownership by the Company, including cooperating with and assisting the Purchaser and the Company in obtaining patents, copyrights, servicemarks and trademarks for the Company.

            (d) CERTAIN PERMITTED DISCLOSURES AND USES. Section 8.02(a) and (b) shall not prevent (i) any disclosure required by law or order of a Governmental Body provided that if Seller is subject to any such requirement it shall, prior to any such disclosure, give the Purchaser prompt notice of any such requirement and shall cooperate with the Purchaser in obtaining a protective order or other means of protecting the confidentiality of the Purchaser's proprietary information and confidential records or (ii) to the extent required, to enforce any right, or defend any claim, under this Agreement.

      8.03 NON-SOLICITATION, ETC. For a period of five years after the Closing, Seller shall not, directly or indirectly, for itself or for any Person (other than the Purchaser) as to which it is an employee, officer, director, investor, agent or contractor, as applicable, directly or indirectly:

            (a) contact, solicit or do business with any Customer relating to the provision of any aspect of the services included in the Business (whether or not contact is initiated by the Customer or an Affiliate thereof);

            (b) employ or engage any Person who is then or at any time during the period beginning on December 27, 1999 and ending on the Closing Date was in the employ of Seller or (ii) attempt to do any of the foregoing or assist any other Person to do or attempt to do any of the foregoing;

            (c) persuade or seek to persuade any Customer or any purchaser of services from the Company to cease to do business or to reduce the amount of business which it has customarily done or contemplates doing with the Company, whether or not the relationship between Seller or the Company and such customer was originally established in whole or in part through Seller's efforts;

            (d) take any action which is intended, or would reasonably be expected, to disparage the Company or its Affiliates or any of their respective employees, reputations or services or the Business or which would reasonably be expected to lead to unwanted or unfavorable publicity to any of them; or

            (e) attempt to do any of the foregoing or assist any other Person to do or attempt to do any of the foregoing.

      8.04 SELLER STOCKHOLDERS. At the Closing, Seller shall deliver the written agreement of each of its stockholders to be bound by this Section 8 as if they were Seller hereunder (the "Seller Stockholder Agreement").

      8.05 MISCELLANEOUS.

            (a) Seller acknowledges and agrees that, by virtue of the extraordinary value of the proprietary information and confidential records, its access to and use of such information and records, and their unique knowledge of and contacts relating to the Company and the Business, any violation by any of them of the undertakings contained in this Section 8 would cause the Purchaser and the Company immediate, substantial and irreparable injury for which it has no adequate remedy at law. Accordingly, Seller agrees and consents to the entry of an injunction or other equitable relief by a court of competent jurisdiction restraining any violation or threatened violation of any undertaking contained in this
      Section 8. Seller waives posting by the Purchaser of any bond or any proof of actual damages otherwise necessary to secure such injunction or other equitable relief. Rights and remedies provided for in this Section 8.05(a) are cumulative and shall be in addition to rights and remedies otherwise available to the Parties or under any other agreement or applicable Laws.

            (b) If any provision of this Section 8 or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If any provision of this Section 8, or any part thereof, is held to be invalid or unenforceable because of the scope or duration of or the area covered by such provision, the Parties agree that the court making such determination shall reduce the scope, duration and/or area of such provision (and shall substitute appropriate provisions for any such invalid or unenforceable provisions) in order to make such provision enforceable to the fullest extent permitted by law and/or shall delete specific words and phrases, and such modified provision shall then be enforceable and shall be enforced.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser under Sections 2 and 3 shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Purchaser:

      9.01 REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty of Seller contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall have been true and correct when made and shall be repeated at the Closing and (a) if qualified by materiality (or any variation of such term), shall be true and correct as of the Closing Date, except that any such representations and warranties that are made as of a specified date shall only be required to be true and correct as of that date, and (b) if not qualified by materiality (or any variation of such term), shall be true and correct in all material respects as of the Closing Date, except that any such representations and warranties that are made as of a specified date shall only be required to be true and correct in all material respects as of that date.

      9.02 COMPLIANCE WITH COVENANTS. Seller shall have performed and observed in all material respects all covenants and agreements to be performed or observed by such parties, as applicable, under this Agreement at or before the Closing.

      9.03 REGULATORY APPROVALS. All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement shall have been obtained.

      9.04 CONSENTS OF THIRD PARTIES. All consents from third parties necessary for the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby shall have been obtained in writing.

      9.05 NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Body, that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby or which imposes restrictions on Purchaser's right or ability to operate the businesses of the Company shall be in effect; and no action or proceeding before any Governmental Body shall have been instituted or, to the knowledge of Purchaser, threatened by any Governmental Body, or by any other Person, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement or which seeks to impose restrictions on Purchaser's right or ability to operate the businesses of the Company, or seeks to require Purchaser to dispose of any of its businesses, operations, properties or assets or any claim relating to the equity of the Company and which in any such case has a reasonable likelihood of success in the reasonable opinion of counsel to Purchaser.

      9.06 OPINION OF COUNSEL. Purchaser shall have received the opinion of counsel to Seller in the form of EXHIBIT A.

      9.07 SELLER STOCKHOLDER AGREEMENT. Seller's stockholders shall have executed and delivered the Seller Stockholder Agreement.

      9.08 OTHER CLOSING MATTERS. Purchaser shall have received such other supporting information in confirmation of the representations, warranties, covenants and agreements of Seller and the satisfaction of the conditions to Purchaser's obligation to close hereunder as Purchaser or its counsel may reasonably request.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller under Sections 2 and 3 shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by
Seller:

      10.01 REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty of Purchaser contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall have been true and correct when made and shall be repeated at the Closing and (a) if qualified by materiality (or any variation of such term), shall be true and correct as of the Closing Date, except that any such representations and warranties that are made as of a specified date shall only be required to be true and correct as of that date, and (b) if not qualified by materiality (or any variation of such term), shall be true and correct in all material respects as of the Closing Date, except that any such representations and warranties that are made as of a specified date shall only be required to be true and correct in all material respects as of that date.

      10.02 COMPLIANCE WITH COVENANTS. Purchaser shall have performed and observed in all material respects all covenants and agreements to be performed or observed by it under this Agreement at or before the Closing.

      10.03 REGULATORY APPROVALS. All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement shall have been obtained.

      10.04 CONSENTS OF THIRD PARTIES. All consents from third parties necessary for the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby shall have been obtained in writing.

      10.05 NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by Governmental Body, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Body, that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby shall be in effect.

      10.06 OTHER CLOSING MATTERS. Seller shall have received such other supporting information in confirmation of the representations, warranties, covenants and agreements of Purchaser and the satisfaction of the conditions to Seller's obligations to close hereunder as Seller or its counsel may reasonably request.

11. TERMINATION OF AGREEMENT.

      11.01 CONDITIONS FOR TERMINATION. This Agreement may be terminated:

            (a) at any time prior to the Closing, by mutual consent of Purchaser and Seller;

            (b) by Purchaser or Seller if the Closing shall not have been consummated by one hundred eighty (180) days after the date hereof, unless such failure of consummation shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate this Agreement; or

            (c) by Purchaser or Seller if the other fails to cure a material breach of any provision of this Agreement within fifteen days after its receipt of written notice of such breach from the non-breaching party, provided, however, that Purchaser or Seller shall not be entitled to terminate this Agreement pursuant to this
      Section 11.01(c) if they are also in material breach of any provision of this Agreement.

      11.02 EFFECT OF TERMINATION. Upon the termination of this Agreement for any reason, Purchaser and Seller shall have no liability or further obligations arising out of this Agreement except for any liability resulting from an intentional breach of a representation, warranty or covenant contained in this Agreement prior to termination. Furthermore, the provisions of Section 12 shall survive any termination of this Agreement.

12. GENERAL PROVISIONS

      12.01 COMMONLY USED TERMS. Unless the context clearly indicates otherwise, the terms below mean the following:

            (a) "Hereof" and "herein" refer to this Agreement.

            (b) "Including" means including, without limitation, whether or not so expressed.

            (c) References to Sections, Exhibits, and Schedules mean, respectively, Sections, Exhibits, and Schedules of this Agreement.

            (d) Words denoting the singular include the plural and vice versa.

            (e) "It" or "its" or words denoting any gender include all genders.

      12.02 NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be (i) sent by registered or certified mail, return receipt requested, (ii) hand delivered or (iii) sent by prepaid overnight carrier, with a record of receipt, to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):

            (a) if to the Purchaser:

                     General Maritime Ship Holdings Ltd.
                     35 West 56th Street
                     New York, NY 10019
                     Attn:  Mr. Peter C. Georgiopoulos
                     Telecopy: (212) 763-5602
                     Confirm:  (212) 763-5620

                     with a copy to:

                     Kramer Levin Naftalis & Frankel LLP
                     919 Third Avenue
                     New York, New York  10022
                     Attn:  Thomas E. Molner, Esq.

                     Telecopy:  (212) 715-8000
                     Confirm:  (212) 715-9100

                     Niki J. Gouzouassi, Esq.
                     Paul C. Avrameas and Partners
                     131 Filonos Street
                     185 36 Piraeus
                     Greece

            (b) if to the Seller:

                     United Projects Shipping & Financial Inc.
                     ----------------------
                     ----------------------
                     ----------------------

                     with a copy to:

                     Io Grekoussi, Esq.
                     Roussos & Hatzidmitriou
                     5-7 Filellinon Street
                     185 36 Piraeus
                     Greece

Each notice or communication shall be deemed to have been given on the date received.

      12.03 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      12.04 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

      12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and is not intended to confer upon any other Person any rights or remedies hereunder.

      12.06 GOVERNING LAW. This Agreement shall be governed, including, without limitation, as to validity, interpretation and effect, by the internal laws of the State of New York, without regard to the principles of conflicts of laws.

      12.07 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute a single agreement. Signed facsimile copies of this Agreement will legally bind the Parties to the same extent as original documents.

      12.08 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE (BUT SHALL NOT BE REQUIRED TO BE) BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARTIES FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      12.09 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party without the prior written consent of the other Party; PROVIDED, however, that Purchaser may assign any of its rights hereunder to any affiliate of Purchaser which assumes the corresponding obligations of Purchaser hereunder, but no such assignment shall relieve Purchaser of any such obligations. No Party shall be relieved of any liability arising hereunder in respect of any assignment pursuant to this Section, unless such assignor has received a written release expressly excepting such assignor from any liability that may arise hereunder.

      12.10 WAIVER; AMENDMENT. No waiver of any term, condition or obligation of this Agreement shall be valid unless in writing and signed by the waiving party. No failure or delay by either Party at any time to require the other Party to perform strictly in accordance with the terms hereof shall preclude any party from requiring performance by the other Party at any later time. No waiver of any one or several of the terms, conditions or obligations of this Agreement, and no partial waiver thereof, shall be construed as a waiver of any of the other terms, conditions or obligations of this Agreement. This Agreement may not be amended, changed or modified in any fashion except by written instrument signed by each of the Parties.

      12.11 FEES AND EXPENSES. Except as otherwise expressly set forth herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses. Seller shall bear and pay all Taxes that arise out of or as a result of the consummation of this Agreement.

      12.12 NO THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any client, customer, affiliate, stockholder or partner of either Party or any other Person unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the Parties.

      12.13 NEGOTIATED AGREEMENT. The Parties acknowledge that each of them has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agree that if an ambiguity exists with respect to any provision of this

Agreement, such provision shall not be construed against either Party because such Party or its representatives drafted such provision.

      12.14 PUBLIC ANNOUNCEMENTS. Neither Party shall make any press release or public announcement concerning this Agreement or the transactions contemplated hereby without the prior written approval of the other Party.

      12.15 REMEDIES CUMULATIVE. Subject to Section 7.05, the remedies provided for or permitted by this Agreement shall be cumulative, and the exercise by either Party of any remedy provided for herein shall not preclude the assertion or exercise by such Party of any other right or remedy provided for herein, under applicable Laws, at equity, or otherwise.

      12.16 SEVERABILITY. Subject to the specific provisions of Section 8.05(b), if any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as to such jurisdiction only as if any such invalid or unenforceable provision were not contained herein.

      12.17 JURY TRIAL WAIVER. Each of the Parties hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

                            [SIGNATURE PAGE FOLLOWS.]

      IN WITNESS WHEREOF, each Party hereto has duly executed this Agreement as of the date first above written.


UNITED PROJECTS SHIPPING & FINANCIAL INC.


By:  /s/ L.K. Hatzimichalis
   -----------------------------------------

Name:   L.K. Hatzimichalis
Title:  President

GENERAL MARITIME SHIP HOLDINGS LTD


By: /s/ Peter C. Georgiopoulos
   -----------------------------------------

Name:   Peter C. Georgiopoulos
Title:  Chairman and Chief Executive Officer

         LISTS OF EXHIBITS AND SCHEDULES TO ASSET PURCHASE AGREEMENT*


EXHIBITS:

Exhibit A           -    Opinion of Counsel


SCHEDULES:

Schedule 4.01(a)    -    Jurisdictions

Schedule 4.05(a)    -    Financial Statements

Schedule 4.05(b)    -    Interim Financial Statements

Schedule 4.05(c)    -    Balance Sheet

Schedule 4.10       -    List of Customers

Schedule 4.11(a)    -    Contracts

Schedule 4.17(a)    -    Real Property Leases

Schedule 4.19       -    Insurance

Schedule 4.21       -    Employees and Independent Contractors

Schedule 4.22       -    Licenses and Permits






* Omitted Schedules and Exhibits will be furnished supplementally to the Commission upon request.